On May 28, 2015, First Clover Leaf Financial Corp. (the "Company") held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 28, 2015. The final results of the stockholder vote are as follows:

1.  The election of directors:

For		Withheld	Broker Non-Vote
Mona Haberer	3,061,883	93,357	2,462,123
Joseph Stevens	2,991,629	53,336	2,462,123
Gerard Schuetzenhofer	3,018,356	56,015	2,462,123

2.  The ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain	Broker Non-Vote
5,658,767	29,781	20,911	-

3.  The approval of a non-binding advisory resolution regarding the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
3,069,783	155,278	22,275	2,462,123